Exhibit 99.1

GLOBAL NET LEASE APPOINTS REAL ESTATE VETERAN TO BOARD OF DIRECTORS

Michael J. U. Monahan, a CBRE Vice Chair, Appointed to GNL’s Board

NEW YORK – February 28, 2024 – Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”) announced the appointment of Michael J. U. Monahan to GNL’s Board of Directors, effective immediately.

As a CBRE Vice Chair, Mr. Monahan brings a wealth of sophisticated real estate knowledge and expertise to GNL’s Board, making him an ideal addition to our Company. As GNL continues to execute its 2024 business plan, Mr. Monahan’s insight and perspective will generate significant value for the Company. This appointment underscores the Board’s commitment to elevated corporate governance, complementing the current composition of our Board with Mr. Monahan’s proven real estate experience.

“We are delighted to welcome Michael to our Board of Directors. I am confident in Michael’s ability to seamlessly complement our existing Board members and look forward to the positive impact he will make,” stated Sue Perrotty, GNL’s Non-Executive Chairperson of the Board of Directors.

“I am thrilled to embark on this journey as a member of GNL’s Board of Directors, eager to contribute value and support as GNL executes on its business plan. This presents a unique opportunity for me to leverage my background effectively, and I am committed to assisting the Board in any capacity required,” stated Michael J. U. Monahan.

About Global Net Lease, Inc.

Global Net Lease, Inc. (NYSE: GNL) is a publicly traded internally managed real estate investment trust that focuses on acquiring and managing a global portfolio of income producing net lease assets across the U.S., and Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. The words such as "may," "will," "seeks," "anticipates," "believes," "expects," "estimates," "projects," “potential,” “predicts,” "plans," "intends," “would,” “could,” "should" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of GNL's control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the risks associated with the recently completed merger with The Necessity Retail REIT, Inc. and the internalization of GNL's property management and advisory functions; the geopolitical instability due to the ongoing military conflicts between Russia and Ukraine and Israel and Hamas, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on GNL, GNL's tenants and the global economy and financial markets; that any potential future acquisition by GNL is subject to market conditions and capital availability and may not be identified or completed on favorable terms, or at all. Some of the risks and uncertainties, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements are set forth in the Risk Factors and “Quantitative and Qualitative Disclosures about Market Risk” in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our other filings with the U.S. Securities and Exchange Commission after that date, as such risks, uncertainties and other important factors may be updated from time to time in our subsequent reports. Further, forward-looking statements speak only as of the date they are made, and GNL undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts:

Investor Relations

Email: investorrelations@globalnetlease.com Phone: (332) 265-2020